SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                October 10, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On October 10, 2003 registrant issued a press release entitled "Halliburton Announces Exchange Offer and Consent Solicitation for Debentures Issued by DII Industries, LLC."

         The text of the press release is as follows:

          HALLIBURTON ANNOUNCES EXCHANGE OFFER AND CONSENT SOLICITATION
                  FOR DEBENTURES ISSUED BY DII INDUSTRIES, LLC

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today that it has commenced an offer to issue a like amount of new 7.6% debentures due 2096 (the "Halliburton debentures") in exchange for outstanding 7.6% debentures due 2096 (CUSIP No. 261597AG3) of its subsidiary, DII Industries, LLC (the "DII Industries debentures"). As of the date hereof, the principal amount outstanding of the DII Industries debentures is $300 million. Halliburton is making this exchange offer only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, and persons outside the United States pursuant to Regulation S under the Securities Act. In connection with the exchange offer, DII Industries is soliciting consents to amend the indenture governing the DII Industries debentures in order to, among other things, eliminate the bankruptcy-related events of default. The exchange offer will expire at 5:00 p.m., New York City time, on November 7, 2003, unless extended.

DII Industries is offering to make consent payments of $2.50 per $1,000 principal amount tendered to holders who validly tender their existing DII Industries debentures and thereby deliver their consents on or prior to the consent payment deadline, which is currently scheduled for October 24, 2003, at 5:00 p.m., New York City time.

Holders of DII Industries debentures may give their consent to the proposed amendments only by tendering their DII Industries debentures in the exchange offer and will be deemed to have given their consent by so tendering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. The debentures being offered have not been registered under the United States federal or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com.

                                       ###

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NOTE: The  statements in this press release that are not historical  statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results of operations to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes,
patent  infringements  and  environmental  matters,   legislation,   changes  in
government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended June 30, 2003 for a more complete discussion of such risk factors.

                                       ###

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     October 10, 2003             By: /s/ Bruce A. Metzinger
                                          -----------------------------------
                                               Bruce A. Metzinger
                                               Assistant Secretary